Exhibit 21

SUBSIDIARIES OF AMERICAN TOWER CORPORATION

Subsidiary	Jurisdiction of Incorporation or Organization
10 Presidential Way Associates, LLC	Delaware
American Tower Corporation de Mexico, S. de R.L. de C.V. (1)	Mexico
American Tower Delaware Corporation	Delaware
American Tower do Brasil, Ltda. (2)	Brazil
American Tower International, Inc.	Delaware
American Tower Management, LLC	Delaware
American Tower LLC	Delaware
American Tower, L.P. (3)	Delaware
American Towers, Inc.	Delaware
ATC GP, Inc.	Delaware
ATC International Holding Corp.	Delaware
ATC LP, Inc.	Delaware
ATC MexHold, Inc.	Delaware
ATC Mexico Holding Corp.	Delaware
ATC Midwest, LLC	Delaware
ATC Presidential Way, Inc.	Delaware
ATC South America Holding Corp. (4)	Delaware
ATC South LLC	Delaware
ATC Tower Services, Inc.	New Mexico
ATS-Needham LLC (5)	Massachusetts
ATS/PCS, LLC	Delaware
California Tower, Inc.	Delaware
CNC2 Associates, LLC	Delaware
Columbia Steel, Inc.	South Carolina
Haysville Towers, LLC (6)	Kansas
Iron & Steel Co., Inc.	Delaware
L & T Communications, Inc.	Missouri
Lodestar New Orleans, Inc.	Florida
Lodestar Realty, Inc.	Delaware
Lodestar Site Management, Inc.	Florida
Lodestar Tower California, Inc.	Delaware
Lodestar Tower Central, Inc.	Delaware
Lodestar Tower Charlotte, Inc.	Florida
Lodestar Tower Jacksonville, Inc.	Florida
Lodestar Tower Mid-Atlantic, Inc.	Delaware
Lodestar Tower Mt. Harvard, Inc.	Delaware
Lodestar Tower North Palm Beach, Inc.	Florida
Lodestar Tower Northeast, Inc.	Delaware
Lodestar Tower Orlando, Inc.	Florida
Lodestar Tower Southeast, Inc.	Delaware
Lodestar Tower St. Louis, Inc.	Florida
Lodestar Tower St. Petersburg, Inc.	Florida
Lodestar Towers, Inc.	Florida
LST Companies, Inc.	Delaware
MATC Celular, S. De R.L. de C.V. (7)	Mexico
MATC Digital, S. De R.L. de C.V. (7)	Mexico
MATC Servicios, S. de R.L. de C.V. (7)	Mexico
MHB Tower Rentals of America, LLC	Mississippi
New Loma Communications, Inc.	California

SUBSIDIARIES OF AMERICAN TOWER CORPORATION—(Continued)

Subsidiary	Jurisdiction of Incorporation or Organization

Shreveport Tower Company (8)	Louisiana

SNE, LLC	Rhode Island

Southern Towers, LLC	Delaware

SpectraSite Broadcast Towers, Inc.	Delaware

SpectraSite Building Group, Inc.	Delaware

SpectraSite Communications, Inc.	Delaware

SpectraSite Outdoor DAS Networks, Inc.	Delaware

SpectraSite Tower Leasing South, Inc.	Wyoming

SpectraSite Tower Leasing, Inc.	Washington

SpectraSite Wireless Towers, Inc.	Delaware

Spurs of Missouri, Inc.	Missouri

Tower Asset Sub, LLC	Delaware

Tower Asset Sub II, Inc.	Delaware

Towers of America L.L.L.P. (9)	Delaware

UniSite/Omni Point NE Tower Venture, L.L.C. (10)	Delaware

UniSite/OmniPoint FL Tower Venture, L.L.C. (10)	Delaware

UniSite/OmniPoint PA Tower Venture L.L.C. (10)	Delaware

Unisite, LLC	Delaware

Verestar International, Inc.	Delaware

Verestar, Inc.	Delaware

Verestar Networks, Inc.	Delaware

(1)	99.99% owned by ATC Mexhold, Inc. and 0.01% owned by American Tower Corporation
(2)	99.99% owned by ATC South America Holding Corp. and 0.01% owned by American Tower International, Inc.
(3)	1% owned by ATC GP, Inc. and 99% owned by ATC LP, Inc.
(4)	90.67 % owned by American Tower International, Inc.
(5)	45.24% owned by American Tower, L.P. and 34.76% owned by American Towers, Inc.
(6)	67% owned by Telecom Towers, LLC.
(7)	99.9% owned by American Tower Delaware Corporation De Mexico S. de R.L. de C.V. and 0.01% owned by American Towers, Inc.
(8)	50% owned by Telecom Towers and 50% owned by ATC South LLC.
(9)	49% owned by American Tower, L.P. and 51% owned by ATC GP, Inc.
(10)	95% owned by Unisite, LLC.